                                  Exhibit G(2)

                      AMENDMENT TO THE CUSTODIAN AGREEMENT

         AMENDMENT entered into as of this _____ day of ____________, 2001 to the Custodian Agreement between NORTHWESTERN MUTUAL SERIES FUND, INC. ("NMSF") on behalf of each of the series of stock portfolios (the "Portfolios") listed on Appendix A (the "Fund") and BROWN BROTHERS HARRIMAN & CO. (the "Custodian") dated as of March 31, 1997 (the "Agreement").


         Section 8.5 Appointment as Recordkeeping and Net Asset Value Calculation Agent is hereby amended to include Templeton International Equity Portfolio and International Growth Portfolio.

         Except as amended above, all the provisions of the Agreement as heretofore in effect shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.


NORTHWESTERN MUTUAL SERIES FUND, INC.       BROWN BROTHERS HARRIMAN & CO
 ("NMSF") on behalf of each of the
 series of stock portfolios (the
 "Portfolios").


----------------------------------          -----------------------------------
Name:                                       Name:
Title:                                      Title:

                                   APPENDIX A
                                       TO
                             THE CUSTODIAN AGREEMENT
                                     BETWEEN
       NORTHWESTERN MUTUAL SERIES, INC. ON BEHALF OF EACH OF THE SERIES OF
          STOCK (THE "FUNDS") LISTED ON THE APPENDIX A TO THE CUSTODIAN
                                    AGREEMENT
                                       and
                          BROWN BROTHERS HARRIMAN & CO.
                               Dated as of 4/24/01

The following is a list of Funds/Portfolios for which the Custodian shall serve under a Custodian Agreement dated as of 3/31/97 "the Agreement":


                        AGGRESSIVE GROWTH STOCK PORTFOLIO

                           ASSET ALLOCATION PORTFOLIO

                               BALANCED PORTFOLIO

                   CAPITAL GUARDIAN DOMESTIC EQUITY PORTFOLIO

                             GROWTH STOCK PORTFOLIO

                            HIGH YIELD BOND PORTFOLIO

                         INTERNATIONAL GROWTH PORTFOLIO

                              SELECT BOND PORTFOLIO

                     T ROWE PRICE SMALL CAP VALUE PORTFOLIO

                FRANKLIN TEMPLETON INTERNATIONAL EQUITY PORTFOLIO









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
IN WITNESS WHEREOF, each of the parties hereto has caused this APPENDIX A to be executed in its name and on behalf of each such Fund/Portfolio.




NORTHWESTERN MUTUAL                         BROWN BROTHERS HARRIMAN & CO
SERIES, INC. ON BEHALF OF
EACH OF THE SERIES OF STOCK
(THE "FUNDS") LISTED ON THE
APPENDIX A TO THE
CUSTODIAN AGREEMENT


BY:_______________________________          BY:_______________________________
NAME:                                          NAME:
TITLE:                                         TITLE:








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